UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 24, 2016 (August 18, 2016)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At a meeting held on August 18, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Herc Holdings Inc., a Delaware corporation (the “Company”), among other things, approved and authorized the Company to (i) enter into award agreements with respect to special awards of restricted stock units (each, an “RSU”) and non-qualified stock options (each, an “Option”) related to the completion of the separation from the Hertz car rental business, to certain of the Company’s senior officers, including its named executive officers, (ii) increase the salary of the Company’s President and Chief Executive Officer, and (iii) establish a new severance and change in control policy for senior executives of the Company, including the named executive officers.

Equity Grants

The value of the equity awards granted to the executive officers of the Company was set so that one-half of the overall value was in the form of RSUs and one-half was in the form of Options. The grant date for the RSU and Option awards was August 18, 2016 (the “Grant Date”). By their terms, the RSUs granted to each named executive officer of the Company (each, an “NEO”) cliff vest so that the Restriction Period lapses on the third anniversary of the Grant Date and will be settled in shares of common stock of the Company on a one-for-one basis, assuming that the NEO is continuously employed with the Company throughout the Restriction Period. By their terms, the Options granted to each NEO ratably vest over the first four anniversaries of the Grant Date and will be exercisable for shares of common stock of the Company on a one-for-one basis at a price of $33.19 per share, the closing price of the Company’s common stock on the Grant Date. These general vesting provisions of the RSU and Option awards are subject to provisions allowing for (i) prorated vesting in the event the NEO’s employment is terminated due to Retirement, and (ii) earlier vesting upon the NEO’s death or Disability or in the event of a Change in Control (as defined in the award agreement). In addition, the RSU awards are further subject to a provision allowing for prorated vesting of the RSUs in the event the NEO’s employment is terminated due to involuntary termination by the Company not for Cause. The Options generally expire on the seventh anniversary of the Grant Date. Capitalized terms used but not defined herein have the meanings set forth in the Company’s 2008 Omnibus Incentive Plan.

The equity awards granted to each NEO were as follows:

	RSUs	Options
Lawrence H. Silber	30,130	70,176
Barbara L. Brasier	12,806	29,825
James Bruce Dressel	18,831	43,860
Christian J. Cunningham	7,684	17,895
Richard F. Marani	5,047	11,755

The foregoing summary is qualified in its entirety by reference to the full text of the form of Executive Officer Restricted Stock Unit Agreement and Executive Officer Stock Option Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Salary of President and Chief Executive Officer

The Committee authorized an increase in the annual base salary of the President and Chief Executive Officer (“CEO”), from $650,000 to $800,000 per year, reflecting his role within the newly independent public Company.

Severance and Change in Control Policy

The Committee approved a policy that provides senior executives of the Company, including the NEOs, with the following severance and change in control benefits: (i) for an involuntary termination of employment, the CEO will be entitled to severance calculated as two times the CEO’s base salary and target bonus and the other NEOs will be entitled to severance equal to the NEO’s base salary and target bonus, and (ii) upon a change in control and a qualifying termination of employment (a “double trigger” provision), the CEO will be entitled to severance calculated as two-and-one-half times the CEO’s base salary and target bonus and the other NEOs will be entitled to severance calculated as two times the NEO’s base salary and target bonus. Health and welfare benefits will be provided for the number of years equivalent to the multiples indicated, on the same basis as active employees. These severance payments and benefits will be provided in lieu of any such severance payments or benefits otherwise due in these circumstances under any previous agreement, offer letter or policy.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The attached list of exhibits in the “Exhibit Index” immediately following the signature page to this Report is filed as part of this Current Report on Form 8-K and is incorporated herein by reference in response to this item.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/c/ Christian J. Cunningham
Name:	Christian J. Cunningham
Title:	Senior Vice President and Chief Human Resources Officer
Date:  August 24, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Executive Officer Restricted Stock Unit Agreement.

10.2	Form of Executive Officer Stock Option Agreement.